Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)___

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Thomas E. Tabor
U.S. Bank National Association
100 Wall Street, Suite 1600
New York, NY 10005
Telephone (212) 361-6184
(Name, address and telephone number of agent for service)
Hayes Lemmerz Finance LLC – Luxembourg S.C.A.
(Exact name of obligor as specified in its charter)

Grand Duchy of Luxembourg	2007-2300-646
(State or other jurisdiction of	(I. R. S. Employer
incorporation or organization)	Identification No.)

174, route de Longwy, L-1940 Luxembourg
(Address of principal executive offices)	(Zip Code)

8.25% Senior Notes due 2015

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject. Comptroller of the Currency Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers. Yes.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
                    None.

Items 3-15.	The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under other such Indentures.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Document 6 of Registration No. 333-84320.

2.	A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Document 6 of Registration No. 333-84320.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Document 6 of Registration No. 333-84320.

4.	A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Document 6 of Registration No. 333-113995.

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Document 6 of Registration No. 333-84320.

7.	Report of Condition of the Trustee as of March 31, 2007, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8.	Not applicable.

9.	Not applicable.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 13th day of August, 2007.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Thomas E. Tabor
	Name:	Thomas E. Tabor
	Title:	Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2007
($000’s)

3/31/2007
Assets
Cash and Due From Depository Institutions	$6,303,662
Securities	40,113,107
Federal Funds	3,703,512
Loans & Lease Financing Receivables	142,890,256
Fixed Assets	2,245,733
Intangible Assets	12,061,124
Other Assets	12,507,676

Total Assets	$219,825,070

Liabilities
Deposits	$132,150,529
Fed Funds	15,688,282
Treasury Demand Notes	0
Trading Liabilities	105,934
Other Borrowed Money	34,691,375
Acceptances	0
Subordinated Notes and Debentures	7,697,466
Other Liabilities	7,145,036

Total Liabilities	$197,478,622

Equity
Minority Interest in Subsidiaries	$1,545,556
Common and Preferred Stock	18,200
Surplus	12,057,453
Undivided Profits	8,725,239

Total Equity Capital	$22,346,448

Total Liabilities and Equity Capital	$219,825,070
To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.
U.S. Bank National Association

By:	/s/ Thomas E. Tabor Vice President
Date: August 13, 2007